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                                                                     Exhibit 5.2




                                                                     FILE NUMBER
                                                                       875627



                               December 29, 1999



Cabot Industrial Trust
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

          Re:  Registration Statement on Form S-3
               Registration No. 333-
               ----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 1,500,000 shares of the Company's Common Shares of Beneficial Interest, par value $.01 per share (the "Shares"), covered by the above-referenced registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement, including all amendments thereto, with the prospectus deemed included therein (the "Prospectus"), in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

          2. The Declaration of Trust of the Company (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");
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Cabot Industrial Trust
December 29, 1999
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          3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

          4. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company, relating to the registration, sale and issuance of the Shares, certified as of a recent date by an officer of the Company;

          5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

          6. A certificate executed by an officer of the Company, dated as of the date hereof; and

          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original
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Cabot Industrial Trust
December 29, 1999
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documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. The Shares have not been and will not be issued in violation of any restriction or limitation contained in the Declaration of Trust.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real investment trust, duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The issuance of the Shares has been duly authorized, and the Shares, when sold and delivered against payment therefor in accordance with the Resolutions and the Prospectus (assuming that, upon issuance, the total number of common shares of beneficial interest issued and outstanding will not exceed the total number of common shares of beneficial interest that the Company is then authorized to issue under the Declaration of Trust), will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
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Cabot Industrial Trust
December 29, 1999
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          This opinion is being furnished to you for submission to the
Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Mayer Brown & Platt, counsel to the Company, for use in connection with its opinion dated the date hereof) without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                     Very truly yours,


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP